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                                  SCHEDULE 13G

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CUSIP NO. 896942 10 9                                        PAGE 10 OF 12 PAGES
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                                    EXHIBIT 1

General Partners of ASMC-III MCLP LLP:

         Richard A. Charpie
         Stuart A. Auerbach
         David J. Parker
         Peter D. Parker
         Charles D. Yie